EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2007, (except for the second paragraph of Note 10, as to which the date is August 7, 2007) with respect to the financial statements of Strategic Technologies, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-142635) and related Prospectus of Consonus Technologies, Inc. for the registration of its shares of common stock.

Raleigh, North Carolina
August 7, 2007